Exhibit 99.1

FOR INFORMATION CONTACT:

Elisha Finney (650) 424-6803

elisha.finney@varian.com

Spencer Sias (650) 424-5782

spencer.sias@varian.com

For Immediate Release:

Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2013

Third quarter net earnings per diluted share increase 7 percent to $1.03; revenues increase 3 percent to $726 million

PALO ALTO, Calif., July 24, 2013 – Varian Medical Systems (NYSE:VAR) today is reporting net earnings of $1.03 per diluted share in the third quarter of fiscal year 2013, up 7 percent from $0.96 in the year-ago quarter. Varian’s company-wide revenues totaled $726 million for the third quarter of fiscal year 2013, up 3 percent from the year-ago quarter. The company ended the third quarter with a $2.8 billion backlog, up 4 percent from the end of the year-ago period.

“Varian’s net earnings rose versus the year-ago quarter in line with expectations while revenues rose somewhat less than expected due primarily to a significant currency headwind with the Yen as well as inventory adjustments among major X-ray tube customers in Japan,” said Dow R. Wilson, CEO of Varian Medical Systems.

The company finished the third quarter of fiscal year 2013 with $766 million in cash and cash equivalents and $174 million of debt. During the third quarter, cash flow from operations was a record $198 million, and the company spent $95 million to repurchase shares of common stock. As of the end of the quarter, the company had 110 million average diluted shares outstanding, down three million from the prior year period.

Oncology Systems

Oncology Systems’ revenues in the third quarter of fiscal year 2013 totaled $561 million, up 3 percent from the same quarter last fiscal year. Third-quarter net orders were $582 million, up 4 percent versus the comparable year-ago quarter and up 6 percent on a constant currency basis. Third quarter Oncology net orders grew by 8 percent in markets outside North America, driven by 21 percent growth in EMEA, and fell by 1 percent in North America. Markets outside North America represented 57 percent of Oncology net orders for the third quarter of fiscal year 2013.

“Oncology grew constant currency net orders in double digits outside North America, with particular strength in China, Japan, Poland, Turkey and the UK,” said Wilson. “The North American oncology market experienced slower capital spending amid reimbursement and healthcare reform concerns.”

Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2013	Page 2

X-Ray Products

Third quarter revenues for the X-Ray Products business totaled $135 million, up 7 percent from the year-ago quarter, and net orders were $123 million, up 2 percent from the year-ago quarter.

“Decisions by our X-ray tube customers in Japan to reduce inventory levels offset double-digit revenue growth in our flat panel business,” said Wilson. “The X-Ray Products business did a good job offsetting gross margin pressures with tight cost controls. Year to date, orders, revenues and profits are all up in double digits for this business.”

Other

The company’s Other category, which includes the Security and Inspection Products business and the Varian Particle Therapy business, recorded third quarter revenues of $30 million, down 8 percent from the year-ago quarter. Third quarter net orders for the Other category were $22 million, up $14 million from the year-ago period.

Outlook

“We remain confident in the strength of our core businesses,” said Wilson. “However, the sharp decline in the Yen as well as uncertain timing of revenues from a proton therapy project in Maryland that has not completed its financing are leading us to adjust our expectations for the balance of the year. We now believe that for fiscal year 2013, total company revenues could increase by about 5 percent over the fiscal year 2012 total. Net earnings per diluted share for fiscal year 2013 could be in the range of $4.00 to $4.04.”

Investor Conference Call

Varian Medical Systems is scheduled to conduct its third quarter fiscal year 2013 conference call at 2 p.m. PT today. To hear a live webcast or replay of the call, visit the investor relations page on the company’s web site at www.varian.com/investor where it will be archived for a year. To access the call via telephone, dial 1-877-869-3847 from inside the U.S. or 1-201-689-8261 from outside the U.S. The replay can be accessed by dialing 1-877-660-6853 from inside the U.S or 1-201-612-7415 from outside the U.S. and entering confirmation code 417400. The telephone replay will be available through 5 p.m. PT, Friday, July 26, 2013.

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Varian Medical Systems, Inc., of Palo Alto, California, is the world's leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiotherapy, radiosurgery, and brachytherapy. The company supplies informatics software for managing comprehensive cancer clinics, radiotherapy centers and medical oncology practices. Varian is a premier supplier of tubes and digital detectors for X-ray imaging in medical, scientific, and industrial applications and also supplies X-ray imaging products for cargo screening and industrial inspection. Varian Medical Systems employs approximately 6,350 people who are located at manufacturing sites in North America, Europe, and China and approximately 70 sales and support offices around the world. For more information, visit http://www.varian.com.

Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2013	Page 3

Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry outlook, including growth drivers; the company’s future orders, revenues, backlog, or earnings growth; future financial results; market acceptance of or transition to new products or technology such as our Edge™ radiosurgery system, TrueBeam™ and radiographic flat panel detectors, image-guided radiation therapy, stereotactic radiosurgery, filmless X-rays, proton therapy, and security and inspection, and any statements using the terms “could,” “believe,” “expect,” “outlook,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include global economic conditions; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; currency exchange rates and tax rates; demand for the company’s products; the company’s ability to develop, commercialize, and deploy new products such as the TrueBeam platform; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements for product clearances or to comply with FDA and other regulatory regulations or procedures; changes in the regulatory environment, including with respect to FDA requirements; challenges associated with the successful commercialization of the company’s particle therapy business; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the impact of reduced or limited demand by purchasers of certain X-ray products, including those located in Japan; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; challenges to public tender awards and the loss of such awards or other orders; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

A summary of earnings and other financial information follows.

Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2013	Page 4

Varian Medical Systems, Inc. and Subsidiaries Condensed Consolidated Statements of Earnings (Unaudited)

	Q3 QTR 2013	Q3 QTR 2012	Q3 YTD 2013	Q3 YTD 2012
Net orders	$726.5	689.4	2,081.5	2,158.3
Oncology Systems	582.0	562.0	1,614.0	1,611.5
X-Ray Products	122.7	120.1	399.6	360.3
Other	21.8	7.3	67.9	186.5

Order backlog	$2,752.8	2,636.9	2,752.8	2,636.9

Revenues	$726.2	705.3	2,173.0	2,050.9
Oncology Systems	561.3	546.4	1,667.4	1,599.4
X-Ray Products	135.3	126.7	408.6	362.5
Other	29.6	32.2	97.0	89.0

Cost of revenues	$415.7	397.7	1,251.8	1,177.8

Gross margin	310.5	307.6	921.2	873.1
As a percent of revenues	42.8%	43.6%	42.4%	42.6%

Operating expenses
Research and development	53.4	48.9	151.4	139.8
Selling, general and administrative	102.4	105.1	321.9	307.0

Operating earnings	154.7	153.6	447.9	426.3
As a percent of revenues	21.3%	21.8%	20.6%	20.8%

Interest income, net	1.1	0.4	2.4	1.1
Earnings before taxes	155.8	154.0	450.3	427.4
Taxes on earnings	43.0	45.2	129.4	120.6
Net earnings	$112.8	108.8	320.9	306.8
As a percent of revenues	15.5%	15.4%	14.8%	15.0%

Net earnings per share – basic	$1.04	0.98	2.95	2.74

Net earnings per share – diluted	$1.03	0.96	2.90	2.69

Shares used in the calculation of net earnings per share:

Average shares outstanding - basic	108.2	111.1	108.7	111.9
Average shares outstanding - diluted	109.8	112.8	110.5	114.0

Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2013	Page 5

Varian Medical Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(In thousands)	June 28,	September 28,
	2013	2012(1)
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$765,567	$704,570
Short-term investment	59,477	49,709
Accounts receivable, net	655,130	691,806
Inventories	536,693	457,869
Deferred tax assets and other	300,172	266,561
Total current assets	2,317,039	2,170,515

Property, plant and equipment	700,069	653,424
Accumulated depreciation and amortization	(393,728)	(356,832)
Property, plant and equipment, net	306,341	296,592

Goodwill	222,946	222,242
Other assets	212,729	189,377
Total assets	$3,059,055	$2,878,726

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$176,910	$180,736
Accrued expenses	270,072	336,568
Deferred revenues	153,364	130,883
Advance payments from customers	406,166	380,545
Product warranty	50,726	52,799
Short-term borrowings	174,374	155,000
Total current liabilities	1,231,612	1,236,531
Other long-term liabilities	143,893	126,169
Long-term debt	-	6,250
Total liabilities	1,375,505	1,368,950

Stockholders’ Equity
Common stock	107,774	109,407
Capital in excess of par value	634,006	563,875
Retained earnings and accumulated other comprehensive loss	941,770	836,494
Total stockholders’ equity	1,683,550	1,509,776
Total liabilities and stockholders’ equity	$3,059,055	$2,878,726

(1) The condensed consolidated balance sheet as of September 28, 2012 was derived from audited financial statements as of that date.